Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Viant Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.001 per share	Other	3,086,303(3)	$3.86	$11,913,129.58	$0.00011020	$1,312.83

Total Offering Amounts					$11,913,129.58		$1,312.83

Total Fee Offsets							—

Net Fee Due							$1,312.83

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.001 per share (“Class A common stock”) of Viant Technology Inc. (the “Registrant”) that become issuable under the Viant Technology Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)

Estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee on the basis of $3.86, the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on February 27, 2023.

(3)

Represents shares of Class A common stock that were automatically added to the shares available for issuance under the 2021 Plan on January 1, 2023 pursuant to the automatic increase feature of such plan, which provides that the number of shares that may be issued under the 2021 Plan will automatically increase on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of each and every class of the Registrant’s common stock outstanding on December 31 of the preceding calendar year.